SEVENTH AMENDMENT AND WAIVER AGREEMENT

THIS SEVENTH AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), is dated as of June 1, 2006, by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, Q.E.P. – O’TOOL, INC., a Nevada corporation with its chief executive office and principal place of business at 1070 Mary Crest Road, Henderson, NV 89014, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS JAPAN KK, an entity organized in Japan with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS HOLDING INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, ROBERTS COMPANY CANADA LIMITED, an entity organized in Ontario, Canada with its chief executive office and principal place of business at 2070 Steeles Avenue, Bramalea, Ontario, Canada L6T1A7, ROBERTS HOLLAND B.V., an entity organized in The Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, P.O. Box 64, Parallelweg, The Netherlands, ROBERTS U.K. LIMITED, an entity organized in England with its chief executive office and principal place of business at Nesfield House, Broughton Hall Business Park, Skipton, North Yorks BD23 3AN, United Kingdom, ROBERTS GERMANY GmbH, an entity organized in Germany with its chief executive office and principal place of business at 3360 AB Sliedrecht, Parallelweg, The Netherlands, ROBERTS S.A.R.L., an entity organized in France with its chief executive office and principal place of business at 25 rue de la Gare, 78370b Plaisir, France, Q.E.P. STONE HOLDINGS, INC., a Florida corporation with a place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, Q.E.P. AUST. PTY. LIMITED, an entity organized in Australia with a place of business at No.2 Dunlopillo Drive, Dandenong, Victoria, Australia, Q.E.P. CHILE LIMITADA, an entity organized in Chile with a place of business at San Gerardo 731, Comuna De Recoleta, Santiago, Chile, Q.E.P. HOLDING B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, Parallelweg, The Netherlands, Q.E.P. CO. NEW ZEALAND LIMITED, an entity organized in New Zealand with a place of business at Unit 1, 9 John Glenn Avenue, Albany, Auckland, New Zealand, Q.E.P. ZOCALIS HOLDING L.L.C., a Delaware limited liability company with a place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487, Q.E.P. ZOCALIS S.R.L., an entity organized in Argentina with its chief executive office and principal place of business at 1607 Villa Adelina, Buenos Aires, Argentina, BOIARDI PRODUCTS CORPORATION, an Ohio corporation, with its chief executive office and principal place of business at 453 Main Street, Little Falls, New Jersey 07424, Q.E.P. CO. U.K. LIMITED, an entity organized in England with its chief executive office and principal place of business at Everest Road, Lytham St Annes, Lancashire FY8 3AZ, VITREX LIMITED, an entity organized in England with its chief executive office and principal place of business at Everest Road, Lytham St Annes, Lancashire FY8 3AZ, ROBERTS CAPITOL, INC., a Florida corporation with a chief executive office and principal place of business at 1001 Broken Sound Parkway NW, Suite A, Boca Raton, Florida 33487,

ROBERTS MEXICANA, S.A. DE C.V., an entity organized in Mexico with its chief executive office and principal place of business at Poniente 152, numero 935, Colonia Industrial Vallejo, C.P. 02300, Mexico, D.F., and P.R.C.I. SA, an entity organized in France with its chief executive office and principal place of business at 111 Rue du Masdeporaly, Zone Industrielle 34000, Montpellier, France (all of the foregoing are hereinafter collectively referred to as, the “Borrower”), BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION (“BOA”) and HSBC BANK USA, NATIONAL ASSOCIATION, successor-by-merger to HSBC BANK USA (“HSBC” and together with BOA, the “Lenders” and each individually a “Lender”), and BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION, with an office at One Landmark Square, Stamford, Connecticut 06901, as agent for the Lenders, (hereinafter referred to as the “Agent”).

PREAMBLE

WHEREAS, pursuant to that certain Second Amended and Restated Loan Agreement dated as of November 14, 2002 by and among the Borrower, the Lenders and the Agent (as amended and in effect from time to time, the “Loan Agreement”), the Lenders made, or agreed to make in the future, certain Loans to the Borrower;

WHEREAS, the Borrower has requested Lenders to (i) amend the Loan Agreement in order to, among other things, amend certain financial covenants and (ii) waive certain requirements therein; and

WHEREAS, Lenders are willing to amend the Loan Agreement and waive such requirements and waive such requirements subject to and in reliance upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and acknowledging that Lenders are relying upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein, Borrower and Lenders agree as follows:

I. Acknowledgments and Affirmations.

A. Borrower and Lenders acknowledge and agree that capitalized terms used herein and without definition shall have the meanings assigned to them in the Loan Agreement.

B. Borrower acknowledges and affirms that:

1. As of May 1, 2006, Borrower is legally and validly indebted to Lenders under the Loan Agreement in the principal amount (including the face amount of outstanding Letters of Credit) of $25,209,673.76 with respect to the Revolving Loan, $3,833,333.29 with respect to the Term Loans, $0 with respect to the BV Loans and $1,914,146.94 with respect to the Mortgage Loan, plus interest, fees and charges accrued and accruing thereon and thereunder, and there is no defense, offset or counterclaim with respect to any such indebtedness or independent claim or action against Lenders.

2. All indebtedness of Borrower to Lenders whenever and however arising, is secured by a duly perfected, first priority security interest in the Collateral (or, in the case of QEP UK, Vitrex, Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA a second priority security interest in the Collateral which is and shall be junior only to the liens described in subsection III (ii) of the Fourth Amendment and Waiver Agreement dated as of March 31, 2005, by and between the Borrowers, the Lenders and the Agent).

C. Borrower represents and warrants that:

1. The resolutions previously adopted by the Board of Directors of each Borrower with respect to the Loan Agreement and provided to Lenders have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein.

2. Each Borrower has the corporate power and authority to enter into this Agreement and the transactions contemplated herein, and each Borrower has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein.

3. Except as amended by this Agreement, all representations, warranties and covenants contained in the Loan Agreement, and in the schedules and exhibits attached thereto, are true and correct on and as of the date hereof, are incorporated herein by reference and, with respect to each Borrower organized under the laws of any jurisdiction within the United States, Canada, the Netherlands, Australia or the United Kingdom, are hereby remade, and, with respect to each other Borrower, are hereby remade to the best of their knowledge.

4. Except for those requirements which are being waived pursuant to Section III hereof, no Borrower is currently in default under the Loan Agreement, and no condition exists or has occurred which would constitute a default thereunder but for the giving of notice or passage of time, or both.

D. The consummation of the transactions contemplated herein (a) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any Borrower’s articles of incorporation or bylaws, or any evidence of indebtedness, agreement or instrument of whatever nature to which any Borrower is a party or by which any of them is bound, (b) does not constitute a default under any of the foregoing, and (c) does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon any Borrower.

II. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

A. Section 2.3(A) of the Loan Agreement is hereby deleted and replaced with the following:

Section 2.3(a) Interest Provisions.

(a) Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to the Agent, on the outstanding and unpaid principal balances of each of the Revolving Loan and the 2005 Term Loan, at a rate per annum equal to, at the option of Borrower, (i) the Prime Rate or (ii) the LIBOR Rate plus the LIBOR Spread (the “LIBOR Spread”) as set forth in the following table:

Fixed Charge Coverage Ratio (calculated, for purposes of this pricing grid only, using amortization of $166,666.47 per month for the 2005 Term Loan)	LIBOR SPREAD (Revolving Loan)	LIBOR SPREAD (2005 Term Loan)

< 1.00	225 basis points	288 basis points

≥ 1.00 - < 1.30	200 basis points	263 basis points

≥ 1.30 - < 1.75	175 basis points	238 basis points

≥ 1.75 x	150 basis points	213 basis points

Changes in the LIBOR Spread resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a compliance certificate evidencing such change. If the Borrower shall fail to timely deliver a compliance certificate within five days of such certificate’s due date in accordance with Section 5.8(c) of this Agreement, the LIBOR Spread shall be 225 basis points in the case of the Revolving Loan and 288 basis points in the case of the 2005 Term Loan from the day such certificate was due until the day a certificate evidencing a lower LIBOR Spread is actually delivered to the Lender. Each Revolving Advance shall be comprised entirely of a Prime Rate Advance or a LIBOR Rate Advance as Borrower may request pursuant to Section 2.4. Borrower shall not be entitled to request any Revolving Advance which, if made, would result in more than six (6) LIBOR Rate Advances outstanding hereunder at any time. For purposes of the foregoing, LIBOR Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Rate Advances. Each LIBOR Rate Advance shall be in a principal amount of $500,000 (or the equivalent in an Alternative Currency) or in $50,000 (or the equivalent in an Alternative Currency) increments in excess thereof.

B. Section 2.8 of the Loan Agreement is hereby deleted and replaced with the following:

Section 2.8 Collection of Funds. All proceeds of notes, instruments, Inventory and Receivables of Borrower shall be collected into a lockbox account established by Borrower with the

Agent pursuant to the Lockbox Agreement (the “Lockbox Account”). Promptly after the execution of this Agreement, Borrower shall direct each of its Account Debtors to make all payments to Borrower directly into the Lockbox Account. Borrower shall hold in trust for the Agent and immediately remit to the Agent by depositing the same into the Lockbox Account all checks, notes, cash and other proceeds of its Receivables as well as all proceeds from the sale of inventory, securities (other than securities issued by Borrower) and other Collateral and other cash receipts of every kind and nature (other than the proceeds of other borrowings expressly permitted by this Agreement). Borrower agrees that all payments received in the Lockbox Account will be the sole and exclusive property of the Agent. The Agent shall on the Business Day on which any payment is received into the Lockbox Account, and on a provisional basis until the final receipt of good funds, credit such payments to the principal amount of the outstanding Revolving Advances as a prepayment of such Revolving Advances or, as applicable, BV Advances. Any such provisional credit is subject to reversal if the final collection of a payment is not received by the Agent within five (5) Business Days following the initial receipt of such payment and will thereafter be credited when such payment is actually received in good funds. If at the time of any such credit there are no outstanding Revolving Advances such credit shall (i) if a Default or an Event of Default shall exist, be credited to a cash collateral account under the sole dominion and control of the Agent until such Default or Event of Default is cured by Borrower or waived by Agent or (ii) be applied to amounts due on the 2003 Term Loan, then, to amounts due on the 2002 Term Loan and then subject to the provisions of Section 2.2B(d), to amounts due on the Mortgage Loan, in each case in the inverse order of maturity, (iii) be applied to cash collateralize any outstanding Letters of Credit, or (iv) otherwise be made to Borrower’s regular account with Lender.

C. Section 7.3 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.3 Leverage Ratio. Maintain as of the end of each quarter of the Borrower, a ratio of (i) Total Liabilities minus Subordinated Debt to (ii) Tangible Net Worth of not more than as set forth in the following table:

Fiscal Quarter Ending	Ratio Not More Than
5/31/06 – 8/31/07	4.00:1.0
11/30/07 – 5/31/08	3.75:1.0

D. Section 7.4 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.4 Senior Debt to Trailing EBITDA Ratio. The Borrower, shall maintain as of the end of each fiscal quarter of the Borrower, for the fiscal quarters ending May 31, 2006, August 31, 2006 and November 30, 2006, on an annualized year-to-date basis, and thereafter on a rolling four quarter basis, a ratio of (i) Senior Debt to (ii) trailing twelve-month Earnings Before Interest, Taxes, Depreciation and Amortization of not more than as set forth in the following table:

Fiscal Quarter Ending	Ratio Not More Than
5/31/06	5.75:1.0
8/31/06	5.00:1.0
11/30/06 – 2/28/07	4.50:1.0
5/31/07 – 8/31/07	4.25:1.0
11/30/07 – 5/31/08	4.00:1.0

E. Section 7.7 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.7 Fixed Charge Coverage Ratio. The Borrower shall maintain on a year-to-date basis as of the end of each fiscal quarter of the Borrower through and including the fiscal quarter ending November 30, 2006, and thereafter on a rolling four quarter basis, a ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus unfinanced Capital Expenditures minus all taxes paid during such period minus all dividends paid during such period, to (ii) Current Maturities of Long-Term Debt plus Interest Expense of not less than as set forth in the following table:

Fiscal Quarter Ending	Ratio Not Less Than
5/31/06	0.50:1.0
8/31/06 – 11/30/06	0.75:1.0
2/28/07 – 5/31/07	0.95:1.0
8/31/07	1.00:1.0
11/30/07 – 5/31/08	1.15:1.0

F. Section 7.9 of the Loan Agreement is hereby deleted and replaced with the following:

Section 7.9 Exclusions from Calculations. All calculations made pursuant to Article 7 shall exclude any adjustments required by GAAP as a result of the mandatory put provisions contained in the Warrant Agreement between the Borrower and The HillStreet Fund, L.P. provided that (i) any change in the liability associated with such put provisions and (ii) the net loss from the sale of Borrower’s Holland subsidiary (approximately $555,000) shall be added back to EBITDA for all covenant calculation and pricing grid purposes.

G. Section 11.17 of the Loan Agreement is hereby deleted and replaced with the following:

Examination of Records. Not more than two (2) times per year (unless an Event of Default shall have occurred and be continuing, in which event such right shall be unlimited), the Agent will have the right to conduct field audits or otherwise make periodic examinations of the books, records and operations of Borrower and review and verify the Receivables of Borrower. All costs arising in connection with any exercise of the Agent’s rights under this Section 11.17 shall be at the rate of $750 per man day plus out-of-pocket expenses and shall be for the account of Borrower. Notwithstanding the foregoing, the Agent may conduct additional field audits and periodic examinations at the expense of the Lenders, unless an Event of Default shall have occurred and be continuing, in which event the costs thereof shall be borne by Borrower.

III. Certain Waivers. The requirements of Section 7.3 of the Loan Agreement are hereby waived on a one-time basis solely for the fiscal quarter ended February 28, 2006.

IV. Conditions Precedent.

A. The effectiveness of this Agreement shall be subject to the prior satisfaction of each of the following conditions:

1. the Agent shall have received each of the following, in form and substance satisfactory to the Agent and its counsel:

(a) This Agreement, duly executed by Borrower;

(b) A certificate, dated as of the date of this Agreement, of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the other documents to be delivered by it under this Agreement;

(c) Copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower;

(d) An amendment fee of $30,000; and

(e) All other documents, instruments and agreements that Lender shall reasonably require in connection with this Agreement, including without limitation those documents, instruments, and agreements required under previous amendments to the Loan Agreement which have not yet been delivered to Lender.

V. Miscellaneous.

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (except its conflicts of laws provisions).

B. Upon the execution of this Agreement, the Loan Agreement is amended to the extent this Agreement amends the Loan Agreement. Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.

C. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

WITNESSES AS TO ALL BORROWERS	BORROWER:

Q.E.P. CO., INC.

By:
Name:
	Title:	Authorized Signatory Duly Authorized

Q.E.P.-O’TOOL, INC.

By:
Name:
	Title:	Authorized Signatory Duly Authorized

MARION TOOL CORPORATION

By:
Name:
	Title:	Authorized Signatory Duly Authorized

ROBERTS CONSOLIDATED INDUSTRIES, INC.

By:
Name:
	Title:	Authorized Signatory Duly Authorized

ROBERTS HOLDING INTERNATIONAL INC.

By:
Name:
Title:	Authorized Signatory Duly Authorized

ROBERTS COMPANY CANADA LIMITED

By:
Name:
Title:	Authorized Signatory Duly Authorized

ROBERTS U. K. LIMITED

By:
Name:
Title:	Authorized Signatory Duly Authorized

ROBERTS GERMANY GmbH

By:
Name:
Title:	Authorized Signatory Duly Authorized

ROBERTS S.A.R.L.

By:
Name:
Title:	Authorized Signatory Duly Authorized

ROBERTS JAPAN KK

By:
Name:
Title:	Authorized Signatory
Duly Authorized

ROBERTS HOLLAND B.V.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. HOLDING B.V.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. STONE HOLDINGS, INC.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. AUST. PTY. LIMITED

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. CO. NEW ZEALAND, LIMITED

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. CHILE LIMITADA

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. ZOCALIS HOLDING, L.L.C.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. ZOCALIS S.R.L.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

BOIARDI PRODUCTS CORPORATION

By:
Name:
Title:	Authorized Signatory
Duly Authorized

Q.E.P. CO. U.K. LIMITED

By:
Name:
Title:	Authorized Signatory
Duly Authorized

VITREX LIMITED

By:
Name:
Title:	Authorized Signatory
Duly Authorized

ROBERTS CAPITOL, INC.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

ROBERTS MEXICANA, S.A. DE C.V.

By:
Name:
Title:	Authorized Signatory
Duly Authorized

P.R.C.I. SA

By:
Name:
Title:	Authorized Signatory Duly Authorized

WITNESSES AS TO AGENT:	AGENT:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION

By:
Deirdre Z. Sikora Its Vice President Duly Authorized

WITNESSES AS TO BOA :	LENDERS:

BANK OF AMERICA, N.A., successor-in-interest to FLEET CAPITAL CORPORATION

By:
Deirdre Z. Sikora Its Vice President Duly Authorized

WITNESSES AS TO HSBC :	HSBC BANK USA, NATIONAL ASSOCIATION successor-by-merger to HSBC Bank USA

By:
Jose M. Cruz Senior Vice President Duly Authorized